Exhibit 99(d)(5)

EXECUTION VERSION

December 6, 2017

Novartis AG

Postfach

CH-4002 Basel

Switzerland

Attention: Head of M&A Legal

Re:                             First Amendment to the Tender and Support Agreements

Dear Ladies and Gentlemen:

Reference is hereby made to the following Tender and Support Agreements, dated as of October 28, 2017 (each as amended, restated, supplemented or otherwise modified from time to time, a “Tender and Support Agreement,” and collectively, the “Tender and Support Agreements”), by and between Novartis AG (“Parent”) and (i) Stefano Buono, (ii) Gérard Ber, (iii) Claudio Costamagna, (iv) CC & Soci S.r.l., (v) Christine Mikail Cvijic, (vi) Kapil Dhingra, (vii) Steven Gannon, (viii) Heinz Mäusli, (ix) Christian Merle, (x) François Nader and (xi) Leopoldo Zambeletti (each of the persons in the foregoing clauses (i) through (xi), a “Shareholder,” and collectively, the “Shareholders”).  Capitalized terms used but not defined in this letter (this “Letter Agreement”) shall have the respective meanings given to them in the respective Tender and Support Agreement.

Parent and each of the Shareholders hereby agree to amend each Tender and Support Agreement as set forth below:

1.              Notwithstanding Section 3(a) of the Tender and Support Agreements, Parent and Shareholder hereby agree that Shareholder shall tender the Tender Shares, or shall cause such Shareholder’s Tender Shares to be tendered, into the Offer pursuant to the terms of the Offer no later than January 10, 2018.

Parent and Stefano Buono hereby agree to amend the Tender and Support Agreement by and between Parent and Stefano Buono (the “Buono Tender and Support Agreement”) as set forth below:

1.              Section 5(c) of the Buono Tender and Support Agreement is amended by deleting it in its entirety and adding following:

“(c)                            Title to Shares. As of November 29, 2017, Shareholder Owns, free and clear of any Lien, and has good title to, the number of outstanding Company Shares and ADSs and the equity-based instruments giving the right to acquire Company Shares set forth in Exhibit A. With respect to Subject Securities not held of record by Shareholder, or for which Shareholder is not the beneficial owner, as of November 29, 2017, Shareholder will Own, immediately prior to the Offer Acceptance Time, free and clear of any Lien, and will have, as at such time, good title to, such Subject Securities.  Except as set forth in Exhibit A, Shareholder does not Own, as of November 29, 2017, any share of capital stock or options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in with respect to any securities of the Company.”

2.              Exhibit A of the Buono Tender and Support Agreement is amended by deleting “2,300,000 ADSs Owned as of the date of this Agreement” and adding “2,293,050 ADSs Owned as of November 29, 2017”.

Each of the undersigned hereby agrees that, as hereby modified, all terms and provisions of the applicable Tender and Support Agreement remain in full force and effect, and each of the Tender and Support Agreements is hereby ratified and confirmed in all respects.  Nothing contained in this Letter Agreement shall in any way impair the validity or enforceability of the applicable Tender and Support Agreement, or (except to the extent expressly set forth herein) amend, alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein.

This Letter Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Without limiting the applicability of any other provision of the applicable Tender and Support Agreement, the terms of Section 9 (other than Section 9(a)) of the applicable Tender and Support Agreement are incorporated herein, mutatis mutandis, and shall apply to and govern this Letter Agreement.

[Signature pages follow]

This Letter Agreement shall be effective as of the date first set forth above.

Very truly yours,

STEFANO BUONO

By:	/s/ Stefano Buono
	Name:	Stefano Buono

[Signature Page to First Amendment to the Tender and Support Agreement]

GÉRARD BER

By:	/s/ Gérard Ber
	Name:	Gérard Ber

[Signature Page to First Amendment to the Tender and Support Agreement]

CLAUDIO COSTAMAGNA

By:	/s/ Claudio Costamagna
	Name:	Claudio Costamagna

[Signature Page to First Amendment to the Tender and Support Agreement]

CC & SOCI S.R.L.

By:	/s/ CC & Soci S.r.l.
	Name:	CC & Soci S.r.l.

[Signature Page to First Amendment to the Tender and Support Agreement]

CHRISTINE MIKAIL CVIJIC

By:	/s/ Christine Mikail Cvijic
	Name:	Christine Mikail Cvijic

[Signature Page to First Amendment to the Tender and Support Agreement]

KAPIL DHINGRA

By:	/s/ Kapil Dhingra
	Name:	Kapil Dhingra

[Signature Page to First Amendment to the Tender and Support Agreement]

STEVEN GANNON

By:	/s/ Steven Gannon
	Name:	Steven Gannon

[Signature Page to First Amendment to the Tender and Support Agreement]

HEINZ MÄUSLI

By:	/s/ Heinz Mäusli
	Name:	Heinz Mäusli

[Signature Page to First Amendment to the Tender and Support Agreement]

CHRISTIAN MERLE

By:	/s/ Christian Merle
	Name:	Christian Merle

[Signature Page to First Amendment to the Tender and Support Agreement]

FRANÇOIS NADER

By:	/s/ François Nader
	Name:	François Nader

[Signature Page to First Amendment to the Tender and Support Agreement]

LEOPOLDO ZAMBELETTI

By:	/s/ Leopoldo Zambeletti
	Name:	Leopoldo Zambeletti

[Signature Page to First Amendment to the Tender and Support Agreement]

ACKNOWLEDGED AND AGREED TO:

NOVARTIS AG

By:	/s/ Augusto Lima
	Name:	Augusto Lima
	Title:	As Attorney

By:	/s/ Nigel Sheail
	Name:	Nigel Sheail
	Title:	As Attorney

cc:	Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
	Attn:	George A. Casey
George Karafotias

Shearman & Sterling LLP
7 Rue Jacques Bingen
75017 Paris, France
	Attn:	Guillaume Isautier

[Signature Page to First Amendment to the Tender and Support Agreement]